EXHIBIT 5.1

                         GALLOP, JOHNSON & NEUMAN, L.C.
                                  101 S. Hanley
                            St. Louis, Missouri 63105

                                  May 13, 2004


Board of Directors
Maverick Tube Corporation
16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri  63017

  Re:   Registration Statement on Form S-8
        Maverick Tube Corporation 2004 Omnibus Incentive Plan
        Maverick Tube Corporation 2004 Stock Incentive Plan for
           Non-Employee Directors

Ladies and Gentlemen:

     We have served as counsel to Maverick Tube Corporation (the "Company") in connection with the various legal matters relating to the filing of a registration statement of Form S-8 (The "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 750,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), and 250,000 shares of Common Stock (collectively, the "Shares") reserved for issuance in accordance with the Maverick Tube Corporation 2004 Omnibus Incentive Plan and the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors, respectively (collectively, the "Plans").

     We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

     Based upon the foregoing, the undersigned is of the opinion that:

          1. The Company is corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

          2. The Shares being offered by the Company, if issued in accordance with the applicable Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of the opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

                         Very truly yours,

                         /s/ GALLOP, JOHNSON & NEUMAN, L.C.

                         GALLOP, JOHNSON & NEUMAN, L.C.